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                                                                    Exhibit 3.3


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                               OF MATADOR HOLD CO.
            (to effect name change to Matador Petroleum Corporation)

         Pursuant to Article 4.04 of the Texas Business Corporation Act (the "TBCA"), Matador Hold Co. (the "Corporation") hereby adopts the following articles of amendment to the Articles of Incorporation of the Corporation:

                                   ARTICLE ONE

         The name of the Corporation is Matador Hold Co.

                                   ARTICLE TWO

         The following amendment to the Corporation's Articles of Incorporation was adopted by the sole shareholder of the Corporation by written consent dated as of January 9, 1998. The amendment alters Article I of the Articles of Incorporation by deleting Article I in its entirety and substituting the following new Article I:

                                   "ARTICLE I

                  The name of the Corporation is Matador Petroleum
         Corporation."

                                  ARTICLE THREE

         The number of shares of common stock of the Corporation outstanding and entitled to vote on this amendment at the time of the adoption of this amendment was 1,000.

                                  ARTICLE FOUR

         The holder of all of the shares outstanding and entitled to vote on this amendment has signed a consent in writing pursuant to Article 9.10 of the TBCA adopting this amendment.

                                  ARTICLE FIVE

         The amendment to the Corporation's Articles of Incorporation shall become effective at the later of (i) immediately after the filing of Articles of Merger with the Texas Secretary of state by the Corporation, Matador Petroleum Corporation, a Texas corporation, and Matador Merge Co., a Texas corporation, or
(ii) 10:31 a.m. on January 20, 1998.

Dated:  January 20, 1998


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                                           MATADOR HOLD CO.

                                           By:     /s/ Joseph Wm. Foran
                                                   -----------------------------
                                           Name:   Joseph Wm. Foran
                                                   -----------------------------
                                           Title:  President
                                                   -----------------------------